                                                                    EXHIBIT 23.7

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this Registration Statement filed pursuant to Rule 462(b) through incorporation by reference to Registration Statement No. 333-70881 of American Tower Corporation.

                                          /s/ Arthur Andersen LLP

Atlanta, Georgia
February 3, 1999